Exhibit 10.20

BRIDGEPOINT EDUCATION, INC.

AMENDMENT TO STOCK OPTION AGREEMENT(S)

This Amendment to Stock Option Agreement(s) (the “Amendment(s)”) is made as of December 31, 2010, between Christopher L. Spohn (“Optionee”) and Bridgepoint Education, Inc., a Delaware corporation (the “Company”).

WHEREAS, Optionee was granted the following options to purchase common stock under the Company’s Amended and Restated 2005 Stock Incentive Plan (the “2005 Plan”) and the Company’s Amended and Restated 2009 Stock Incentive Plan (the “2009 Plan”) to purchase shares of common stock of the Company (each an “Option” and collectively, the “Options”), in each case which were memorialized pursuant to option agreements between Optionee and the Company (each an “Agreement” and collectively, the “Agreements”):

Plan	Grant Number	Grant Date	Exercise Price Per Share	Number of Shares Subject to Option at 12/31/10 (Vested and Unvested)
2005	1194	2/15/2006	$.315	111,438
2005	1207	2/15/2006	$.315	223,554
2005	1183/1233	2/15/2006	$.315	149,117
2005	900	11/27/2007	$.585	27,777
2005	901	11/27/2007	$.585	27,777
2005	1195/1242	11/27/2007	$.585	83,333
2009	1110	4/14/2009	$10.50	266,666
2009	1699	8/5/2010	$15.81	41,700

WHEREAS, the Agreements provide that in the event Optionee ceases to provide services to the Company, Optionee will be entitled to exercise Optionee’s vested Options for the period of time set forth in the Agreements, but in no event later than the term/expiration date of the Option;

WHEREAS, the Company and Optionee desire to amend the Agreements to provide for an extension of the post-termination exercise period (the “Termination Period”) of the vested portion of the Options upon Optionee ceasing to provide services to the Company.

NOW, THEREFORE, Optionee and the Company agree that the Agreements with respect to each of the foregoing Option grants will be amended as follows:

1.                                       Definitions.  Unless otherwise defined in this Amendment, capitalized terms used in this Amendment will have the meanings given to them in the Agreements.

2.                                       Termination Period.  For Agreements under the 2005 Plan, the first sentence of the section entitled “Termination Period” set forth in each such Agreement is hereby amended and replaced in its entirety, as follows:

“Termination of Options.    In the event that the Optionee’s Service terminates for any reason other than due to a Disability, death, or Cause, these options shall expire on the date that is five (5) months following the Optionee’s Termination Date, unless these options would expire pursuant to Section 4 at an earlier date in which case these options will expire on the earlier Expiration Date.”

For Agreements under the 2009 Plan, the first sentence of the section entitled “Termination — General” set forth in each such Agreement is hereby amended and replaced in its entirety, as follows:

“If your Service terminates for any reason (except in the case of death or Disability), other than for Cause, then your Option will expire at the close of business at Company headquarters on the date that is five (5) months after your termination date.”

3.                                       No Effect on Other Options.  This Amendment only amends the terms of the Agreements as it relates to the above-described Options.  This Amendment will not affect any other option granted by the Company to the Optionee, whether pursuant to the 2005 Plan, 2009 Plan or otherwise.

4.                                       Representations.  Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the execution of this Amendment and that Optionee is not relying on the Company for any tax advice

5.                                       Full Force and Effect.  To the extent not expressly amended hereby, the Agreements remain in full force and effect.

6.                                       Entire Agreement.  This Amendment, together with the Agreements (to the extent not amended hereby) and the 2005 Plan and 2009 Plan, as applicable, represent the entire agreement of the parties and will supersede any and all previous contracts, arrangements or understandings between the parties with respect to the Options.  This Amendment may be amended at any time only by mutual written agreement of the parties hereto.

7.                                       Counterparts.  This Amendment may be executed in counterparts, and each counterpart will have the same force and effect as an original and will constitute an effective, binding agreement on the part of each of the undersigned.  Execution and delivery of this Amendment by exchange of facsimile copies bearing the facsimile signature of a party will constitute a valid and binding execution and delivery of the Amendment by such party.  Such facsimile copies will constitute enforceable original documents.

8.                                       Headings.  All captions and section headings used in this Amendment are for convenient reference only and do not form a part of this Amendment.

9.                                       Governing Law.  This Amendment will be governed by the laws of the State of California (with the exception of its conflict of laws provisions).

10.                                 Authority.  The Company has caused this Amendment to be executed by its duly authorized officer.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the dates set forth below.

BRIDGEPOINT EDUCATION, INC.	OPTIONEE

/s/ Diane L. Thompson	/s/ Christopher L. Spohn
(signature)	(signature)

SVP, Secretary & General Counsel	SVP / CAO
Title	Name

12/31/10	12/31/10
Date	Date